EXHIBIT 4-w

[FORM OF FACE OF NOTE]

TEMPORARY GLOBAL FLOATING RATE SENIOR BEARER NOTE

BEARER	BEARER
No. TGFL

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165 (j) AND 1287 (a) OF THE INTERNAL REVENUE CODE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR AN INTEREST IN A PERMANENT GLOBAL BEARER NOTE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY (WHICH FOR THIS PURPOSE INCLUDES ANY COMMON SAFEKEEPER) TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

THIS NOTE HAS NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN (LAW NO.25 OF 1948, AS AMENDED) (THE “FIEL”). THIS NOTE MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT IN JAPAN INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, OTHERS FOR THE RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.1

1 If this Note is offered in Japan or denominated in Japanese Yen, appropriate legends need to be added.

MORGAN STANLEY
TEMPORARY GLOBAL FLOATING RATE SENIOR BEARER NOTE
GLOBAL MEDIUM-TERM NOTE, SERIES [G/H]

ORIGINAL ISSUE DATE:	INTEREST ACCRUAL DATE:	INTEREST PAYMENT DATE(S):
MATURITY DATE:	INITIAL INTEREST RATE:	INTEREST PAYMENT PERIOD:
BASE RATE:	INITIAL INTEREST RESET DATE:	INTEREST RESET PERIOD:
INDEX MATURITY:	MAXIMUM INTEREST RATE:	INTEREST RESET DATE(S):
SPREAD (PLUS OR MINUS):	MINIMUM INTEREST RATE:	CALCULATION AGENT:
SPREAD MULTIPLIER:	INITIAL REDEMPTION DATE:	SPECIFIED CURRENCY:
EUROCLEAR NO:	INITIAL REDEMPTION PERCENTAGE:	INDEX CURRENCY:
CLEARSTREAM NO:	ANNUAL REDEMPTION PERCENTAGE REDUCTION:	DESIGNATED CMT REUTERS PAGE:
COMMON CODE:	OPTIONAL REPAYMENT DATE(S):	DESIGNATED CMT MATURITY INDEX:
ISIN:	REDEMPTION NOTICE PERIOD:2	MINIMUM DENOMINATIONS:
REPORTING SERVICE:	NEW GLOBAL NOTE (“NGN”): [YES/NO]3	IF THIS IS AN NGN, INTENDED TO BE HELD IN A MANNER THAT WOULD ALLOW ELIGIBILITY AS COLLATERAL FOR EUROSYSTEM INTRA-DAY CREDIT AND MONETARY POLICY OPERATIONS: [YES]3
EXCHANGE FOR REGISTERED NOTES: [NO]4
OTHER PROVISIONS:
The Holder of this Note and the owner of any beneficial interest herein, by its purchase of this Note or such beneficial interest herein, is hereby deemed to have consented to any amendment to this Note that conforms the terms of this Note to the terms as set forth in Pricing Supplement No. ___ dated _______[, as amended by Amendment No. ___ thereto dated _____]5, and the prospectus supplement [, any index supplement or other supplement] and prospectus referred to therein, each related to this Note and filed with the Securities and Exchange Commission, and the Trustee is hereby authorized to enter into any such amendment to this Note without any further consent thereto of the Holder hereof or of such owner.

2 Applicable if other than 30-60 calendar days. Consult with Euroclear or Clearstream if a shorter redemption is requested. A minimum of 10 calendar days may be possible.
3 To be Eurosystem eligible, NGNs must also be denominated in euro, listed (Series G) and must meet certain other criteria established by the European Central Bank.

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Morgan Stanley, a Delaware corporation (together with its successors and assigns, the “Issuer”), for value received, hereby promises to pay to bearer, upon surrender hereof, the principal amount specified in Schedule A hereto, or, if this Note is intended to be an NGN, the aggregate principal amount from time to time entered in the records of both Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme (together, the “Relevant Clearing Systems”), on the Maturity Date specified above (except to the extent previously redeemed or repaid) and to pay interest thereon, from and including the Interest Accrual Date specified above at a rate per annum equal to the Initial Interest Rate specified above or determined in accordance with the provisions specified on the reverse hereof until but excluding the Initial Interest Reset Date specified above, and on and after at a rate per annum determined in accordance with the provisions specified in the Permanent Global Bearer Note (as defined below) until but excluding the date such principal amount is paid or duly made available for payment (except as provided below).  Unless such rate is otherwise specified on the face hereof, the Calculation Agent shall determine the Initial Interest Rate for this Note in accordance with the provisions specified on the reverse hereof.  The Issuer will pay interest in arrears monthly, quarterly, semiannually or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs fifteen calendar days or less prior to the first Interest Payment Date occurring after the Interest Accrual Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date; and provided, further, that if an Interest Payment Date (other than the Maturity Date (as specified above) or any redemption or repayment date) would fall on a day that is not a Business Day, as defined below, such Interest Payment Date shall be the following day that is a Business Day, except that if the Base Rate specified above is LIBOR or EURIBOR and such next Business Day falls in the next calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day; and provided, further, that if the Maturity Date or redemption or repayment date would fall on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day and no interest shall accrue for the period from and after such Maturity Date or redemption or repayment date.  If this Note is intended to be an NGN, the records of the Relevant Clearing Systems (which, in this Note, means the records that each Relevant Clearing System holds for its customers to reflect the amount of such customers’ interests in this Note) shall be conclusive evidence of the aggregate principal amount of this Note and, for these purposes, a statement issued by a Relevant Clearing System (which statement shall be made to the Issuer, to the Trustee, to the Principal Paying Agent or to the bearer of this Note on request) stating the aggregate principal amount of this Note shall be conclusive of the records of the Relevant Clearing Systems at that time.

Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until but excluding the date the principal amount hereof has been paid or duly made available for payment. Upon any payment of interest on this Note, the Principal Paying Agent (as defined below) shall, (i) if this Note is not intended to be an NGN, cause Schedule A of this Note to be endorsed to reflect such payment, or (ii) if this Note is intended to be an NGN, cause the payment to be entered pro rata in the records of the Relevant Clearing Systems. No payment on this Note will be made at any office or agency of the Issuer in the United States or by check mailed to an address in the United States (as defined below) or by wire transfer to an account maintained by the holder of this Note with a bank in the United States except as may be permitted under U.S. federal tax laws and regulations then in effect without adverse tax consequences to the Issuer. Notwithstanding the foregoing, in the event that payment in U.S. dollars of the full amount payable on this Note at the offices of all paying agents would be illegal or effectively precluded as a result of exchange controls or similar restrictions, payment on this Note will be made by a paying agency in the United States, if such paying agency, under applicable law and regulations, would be able to make such payment. Notwithstanding any other provision of this Note, no payment of principal or interest shall be made on any portion of this Note unless there shall have been delivered to the Principal Paying Agent a certificate substantially in the form of Exhibit A hereto with respect to the portion of this Note with respect to which such principal or interest is to be paid. Such certificate shall have been delivered to the Principal Paying Agent by Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), Clearstream Banking,

4 Unless explicitly stated otherwise in term sheet, Morgan Stanley practice has been to exclude this option.
5 Applicable if there is an amendment to the pricing supplement filed with the Securities and Exchange Commission prior to settlement of this Note.

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societe anonyme (“Clearstream, Luxembourg”), and/or any other relevant clearing system (including Euroclear France), as the case may be, and shall be based on a certificate substantially in the form of Exhibit B hereto provided to Euroclear, Clearstream, Luxembourg and/or any other relevant clearing system, as the case may be, by those of its account holders who are to receive such payment of principal or interest.

This Note is issued in temporary global bearer form and represents all or a portion of a duly authorized issue of Senior Global Medium-Term Notes, Series [G/H] (the “Notes”) of the Issuer. The Notes are issuable under a Senior Indenture, dated as of November 1, 2004, between the Issuer and The Bank of New York Mellon (as successor Trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)), as Trustee (the “Trustee,” which term includes any successor trustee under the Senior Indenture) as supplemented by a First Supplemental Senior Indenture dated as of September 4, 2007, a Second Supplemental Senior Indenture dated as of January 4, 2008, a Third Supplemental Senior Indenture dated as of September 10, 2008, a Fourth Supplemental Senior Indenture dated as of December 1, 2008, a Fifth Supplemental Senior Indenture dated as of April 1, 2009, a Sixth Supplemental Senior Indenture dated as of September 16, 2011 and a Seventh Supplemental Senior Indenture dated as of November 21, 2011 (as the same may be further amended or supplemented from time to time, the “Senior Indenture”), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed The Bank of New York Mellon, London Branch (as successor to JPMorgan Chase Bank, N.A., London Branch), as its principal paying agent for the Notes (the “Principal Paying Agent,” which term includes any additional or successor Principal Paying Agent appointed by the Issuer).

Except as otherwise provided herein, this Note is governed by the terms and conditions of the Permanent Global Floating Rate Senior Bearer Note (the “Permanent Global Bearer Note”) to be issued in exchange for this Note, which terms and conditions are hereby incorporated by reference herein mutatis mutandis and shall be binding on the Issuer and the holder hereof as if fully set forth herein. The form of the Permanent Global Bearer Note is attached hereto.

This Note is exchangeable in whole or from time to time in part on or after the Exchange Date (as defined below) for an interest (equal to the principal amount of the portion of this Note being exchanged, and, if this Note is intended to be an NGN, recorded in the records of the Relevant Clearing Systems) in a single Permanent Global Bearer Note upon the request of Euroclear, Clearstream, Luxembourg and/or any other relevant clearing system, acting on behalf of the owner of a beneficial interest in this Note, to the Principal Paying Agent upon delivery to the Principal Paying Agent of a certificate substantially in the form of Exhibit A hereto with respect to the portion of this Note to be exchanged. Such certificate shall have been delivered to the Principal Paying Agent by Euroclear, Clearstream, Luxembourg and/or any other relevant clearing system, as the case may be, and shall be based on a certificate substantially in the form of Exhibit B hereto provided to Euroclear, Clearstream, Luxembourg and/or any other relevant clearing system, as the case may be, by those of its account holders having an interest in the portion hereof to be exchanged. Notwithstanding the foregoing, if this Note is subject to a tax redemption as described on the reverse of the Permanent Global Bearer Note attached hereto, interests in this Note may be exchanged for interests in a Permanent Global Bearer Note on and after such redemption date as if such redemption date had been the Exchange Date, subject to receipt of the certificates described in the preceding sentence. Upon exchange of any portion of this Note for an interest in a Permanent Global Bearer Note, the Principal Paying Agent shall, (i) if this Note is not intended to be an NGN, cause Schedule A of this Note to be endorsed to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount being so exchanged, or (ii) if this Note is intended to be an NGN, cause the details of such exchange to be entered in the records of the Relevant Clearing Systems. Except as otherwise provided herein, until exchanged for a Permanent Global Bearer Note, this Note shall in all respects be entitled to the same benefits under the Senior Indenture as a duly authenticated and delivered Permanent Global Bearer Note.

As used herein:

(a) the term “Business Day” means any day, other than a Saturday or Sunday, (i) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or in London or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the

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country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (ii) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (“TARGET”), which utilizes a single shared platform and was launched on November 19, 2007, is open for the settlement of payment in euro (a “TARGET Settlement Day”).

(b) the term “Exchange Date” means the date that is 40 calendar days after the date on which the Issuer receives the proceeds of the sale of this Note (the “Closing Date”), provided that if an interest represented by this Note is held by Morgan Stanley & Co. International plc, or any other manager participating in the distribution of the tranche of Notes of which this Note forms a part, as part of an unsold allotment or subscription more than 40 calendar days after the Closing Date for this Note, the Exchange Date with respect to such interest shall be the day after the date such interest is sold by Morgan Stanley & Co. International plc or such other manager, all as determined and notified to the Trustee by Morgan Stanley & Co. International plc, or if Morgan Stanley & Co. International plc did not participate in the distribution of such tranche, by the Issuer.

(c) the term “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

All other terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, and, if this Note is intended to be an NGN, unless this Note has been effectuated by the entity appointed as common safekeeper by the Relevant Clearing Systems, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

5

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

MORGAN STANLEY
Dated:	By:
Name:
Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION This is one of the Notes referred to in the within-mentioned Senior Indenture. THE BANK OF NEW YORK MELLON, as Trustee
By:
Authorized Signatory

EFFECTUATION BY COMMON6
SAFEKEEPER

This Note is effectuated.

[COMMON SAFEKEEPER]

By:
[Authorized Signatory]

6 Effectuation block only applicable if this Temporary Global Floating Rate Senior Bearer Note is intended to be an NGN.

6

[Not Applicable]7	SCHEDULE A8

SCHEDULE OF EXCHANGES

The Initial Principal Amount of this Note is ______________. The following payments of interest and exchanges of a part of this Note for an interest in a single Permanent Global Bearer Note have been made:
Date of Exchange or Interest Payment	Payment of Interest	Principal Amount Exchanged for Permanent Global Bearer Note	Remaining Principal Amount Outstanding Following Such Exchange	Notation Made by or on Behalf of Principal Paying Agent

7 If Schedule A is not applicable, include “Not Applicable” and remove remainder of Schedule A.
8 Applicable if this Temporary Global Floating Rate Senior Bearer Note is not intended to be an NGN.

EXHIBIT A

[FORM OF CERTIFICATE TO BE GIVEN BY
EUROCLEAR, CLEARSTREAM, LUXEMBOURG
AND/OR ANY OTHER RELEVANT CLEARING SYSTEM]

CERTIFICATE

Morgan Stanley
Global Medium-Term Notes, Series [G/H]

Represented by Temporary Global Note No. __

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially to the effect set forth in Appendix 2 to Exhibit B to the Euro Distribution Agreement relating to such Notes, as of the date hereof, __________ principal amount of the above-captioned Notes (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if both (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust (“United States persons”), (ii) is owned by United States persons that are (a) foreign branches of United States financial institutions (as defined in the applicable U.S. Treasury regulations) (“financial institutions”) purchasing for their own account or for resale, or (b) United States persons who acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165 (j) (3) (A), (B) or (C) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in the applicable U.S. Treasury regulations), and such United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions. Any such certification by electronic transmission satisfies the requirements set forth in United States Treasury Regulations Section 1.163-5 (c) (2) (i) (D) (3) (ii). We will retain all certifications from our Member Organizations for the period specified in United States Treasury Regulations Section 1.163-5 (c) (2) (i) (D) (3) (i).

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, seeking to collect principal or interest with respect to) any portion of the temporary global Note representing the above-captioned Notes excepted in the above-referenced certificates of Member Organizations and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith (or, if relevant, with respect to which principal or interest is being requested) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: _______________, 20__

[To be dated no earlier than
[insert date of Interest Payment Date prior to Exchange Date]
[insert date of Redemption Date prior to Exchange Date]
[insert Exchange Date]]

[EUROCLEAR BANK S.A./N.V., as Operator of the Euroclear System] [CLEARSTREAM BANKING, SOCIETE ANONYME] [OTHER]
By:
Name:
Title:

A-2

EXHIBIT B

[FORM OF CERTIFICATE TO BE GIVEN BY AN ACCOUNT
HOLDER OF EUROCLEAR, CLEARSTREAM, LUXEMBOURG
AND/OR ANY OTHER RELEVANT CLEARING SYSTEM]

CERTIFICATE

Morgan Stanley
Global Medium-Term Notes, Series [G/H]

Represented by Temporary Global Note No. __

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Notes held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if both (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust (“United States persons”), (ii) is owned by United States persons that are (a) foreign branches of United States financial institutions (as defined in the applicable U.S. Treasury regulations) (“financial institutions”) purchasing for their own account or for resale, or (b) United States persons who acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165 (j) (3) (A), (B) or (C) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in the applicable U.S. Treasury regulations), and in addition if the owner of the Notes is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) such financial institution has not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [U.S.$]___________ of such interest in the above-captioned Notes in respect of which we are not able to certify and as to which we understand exchange for and delivery of definitive Notes (or, if relevant, exercise of any rights or collection of any principal or interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: _______________, 20__

[To be dated no earlier than the 10th day before
[insert date of Interest Payment Date prior to Exchange Date]
[insert date of Redemption Date prior to Exchange Date]
[insert Exchange Date]]

[NAME OF ACCOUNT HOLDER]
By:
(Authorized Signatory)
Name:
Title:

B-2